EMPLOYMENT CONTRACT

EMPLOYMENT CONTRACT (“Contract”), between Asia Payment Systems Inc., a Nevada corporation with its common stock currently quoted on the NASD’s Over-the-counter Bulletin Board and business office at 39th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (hereinafter called “ASIA PAYMENTS”), and Bernard Kwong-Chung Chan of 10th Floor, New York House, 60 Connaught Road, Central, Hong Kong (hereinafter called “Chan”).
WHEREAS, ASIA PAYMENTS wishes to engage the services of Chan as Executive Vice President and Chief Financial Officer and
WHEREAS, Chan is willing to provide his services and to undertake the duties and responsibilities described below and to enter into this Contract for such period upon the terms and conditions hereinafter set forth
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior Contracts between the parties are waived and of no further effect, and the parties to this Contract agree as follows:
1.	EMPLOYMENT

ASIA PAYMENTS shall contract with Chan, and Chan shall serve as Executive Vice President and Chief Financial Officer during the term of employment set forth in Paragraph 2 of this Contract. ASIA PAYMENTS is engaged in the Asia Pacific region, including Greater China, in providing card payments and other payments processing services to banks and corporate clients and Chan shall serve ASIA PAYMENTS as a key member of its management team to develop and operate such business.
2.	TERM

The term of this Contract shall be for a period of three (3) year commencing on July 1, 2006, but cancelable after one year upon three (3) months notice by either party.
3.	JOB TITLE AND DUTIES

3.1	Title and Duties

Chan shall be designated by ASIA PAYMENTS as Executive Vice President and Chief Financial Officer and during the term of this contract shall have responsibilities commensurate with his title and position with ASIA PAYMENTS. Chan shall devote
EMPLOYMENT Contract

his time and attention to, and exert his best efforts in the performance of his duties hereunder, so as to promote the business of ASIA PAYMENTS and its other subsidiaries, associated companies and affiliates.
3.2	Confidential Information

Chan shall not, directly or indirectly, or at any time, during the term of this contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers’ lists, or other information of, or relating to ASIA PAYMENTS, or any such subsidiary or affiliate in connection with any activity or business, except the business of ASIA PAYMENTS or any such subsidiary or affiliate and shall not divulge such trade secrets, customer’s lists, and information to any person, firm, or corporation whatsoever, except as may be necessary in the performance of her duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.
4.	COMPENSATION AND EXPENSES

4.1	Compensation

ASIA PAYMENTS shall compensate Chan during the Term of Employment by the issuance of 250,000 stock options (“Options”) per year priced at the market price as of the date of signing this contract. The Options shall be vest at the rate of 62,500 shares per calendar quarter, at the end of each quarter. In addition, the Options may be exercised by means of a cashless exercise manner as defined in Appendix I.

4.2	Business Expenses ASIA PAYMENTS will reimburse Chan for all reasonable expenses properly incurred by Chan in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of ASIA PAYMENTS.

4.3	Work Location Chan’s place of work shall be in Hong Kong with travel to other company offices as may be required from time to time.

5.	BENEFITS

5.1	Holidays and Annual Vacation Leave

Chan shall be entitled to all public holidays in the country/territories he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the contract term at the rate of fourteen (14) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the
EMPLOYMENT Contract

needs of the business of ASIA PAYMENTS.

5.2	Health Insurance Chan shall be entitled to be enrolled in a corporate health insurance program which may be implemented by ASIA PAYMENTS or one of its affiliates. The enrollment will be as at executive status and will entitle Chan to the same coverage as provided to other executives of ASIA PAYMENTS or its affiliates.

5.3	Indemnification Chan shall be indemnified by ASIA PAYMENTS to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By-Laws and/or Certificate of Incorporation. To the extent that ASIA PAYMENTS obtains indemnification insurance for its officers and/or directors, such insurance shall also cover Chan to the same extent.
6.	TERMINATION AND SEVERANCE PAYMENT

6.1	Termination

Upon the occurrence of an event of termination (as hereinafter defined) during the period of Chan’s employment under this Contract, the provisions of this Paragraph 6 shall apply. As used in this Contract an “event of termination” shall mean and include any one or more of the following:
(i)	The termination by ASIA PAYMENTS of Chan’s contract hereunder for any reason other than a material breach by Chan of this Contract or for “cause” as defined in (iii) herein below; or

(ii)	Chan’s resignation from the offices of ASIA PAYMENTS, pursuant to the provisions of this paragraph, upon (a) any liquidation, dissolution, consolidation, or merger of ASIA PAYMENTS with any third party, or transfer of all or substantially all of its assets to any third party; or (b) material breach of this Contract by ASIA PAYMENTS and such breach continues for at least thirty (30) days following written notification by Chan. Upon the occurrence of any event described in Clauses (a), or (b) above, Chan shall have the right to elect to terminate his employment under this Contract by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time not to exceed, except in case of continuing breach, four (4) calendar months after the event giving rise to said right to elect.

(iii)	Termination by ASIA PAYMENTS for “cause” shall mean Chan’s termination by action of ASIA PAYMENTS’ Board of Directors because of dishonesty, gross neglect of duties hereunder, conviction of a felony, engaging directly or indirectly in any competing business, or willful misconduct.
EMPLOYMENT Contract

6.2	Notice for Termination

Except for cases in clause 6.1 (i) and (iii) above, after the first year of this contract a notice period of three (3) months or an equivalent amount of HK$165,000.00 (US$21,290.00) notice period must be given to the other party.

6.3	No Obligation to Mitigate Damages Chan’s benefits hereunder shall be considered severance pay in consideration of Chan’s past service and pay and consideration of his continued service from the date hereof and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment. The provisions of this Contract, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Chan’s existing rights, or rights which would accrue solely as a result of the passage of time, to the benefits provided under Sections 4.2 and 5.1 of this Contract.

6.4	Non Compete Should Chan terminate his employment with ASIA PAYMENTS within the contract period, Chan agrees to non compete with ASIA PAYMENTS either by, (i) the establishment of a new company engaged in the same business as ASIA PAYMENTS or (ii) to actively seek employment with other Companies who directly compete with and ASIA PAYMENTS for a period of 12 months.

6.5	Non Recruitment Should Chan terminate his employment with ASIA PAYMENTS within the contract period, Chan agrees to not recruit any employee of ASIA PAYMENTS to work for either, (i) a new company established to engage in the same business as ASIA PAYMENTS or (ii) with other Companies who directly compete with ASIA PAYMENTS for a period of 12 months.

7.	INTELLECTUAL PROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed created or made by Chan alone or with others relating to the business of ASIA PAYMENTS or any of its subsidiaries or affiliates during the contract period and whether or not patentable or registerable, shall become the sole and exclusive property of ASIA PAYMENTS. Chan shall disclose the same promptly and completely to ASIA PAYMENTS and shall, during the employment period (i) execute all documents required by ASIA PAYMENTS for vesting in ASIA PAYMENTS the entire right, title and interest in and to same, (ii) execute all documents required by ASIA PAYMENTS for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as ASIA PAYMENTS, in its sole discretion, any desire to prosecute, and (iii) give ASIA PAYMENTS all assistance it
EMPLOYMENT Contract

reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect ASIA PAYMENTS’s right therein and thereto.

8.	ASSIGNMENT

This Contract and any rights (including Chan’s Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that ASIA PAYMENTS shall have, with Chan’s consent, the right to assign its rights hereunder to any third party successor in interest of ASIA PAYMENTS whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.	NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to, the applicable party and addressed as follows:
(i)	if to the ASIA PAYMENTS:
Asia Payment Systems Inc.
39th Floor, One Exchange Square
8 Connaught Place
Central, Hong Kong
Facsimile: 852-2110-9983
(ii)	if to Chan:
Bernard K. Chan
10th Floor, New York House
60 Connaught Road
Central, Hong Kong
Facsimile: 852-2544-0023
10.	SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11.	WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right,
EMPLOYMENT Contract

power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.	ENTIRE CONTRACT/GOVERNING LAW

This Contract embodies the entire understanding and supersedes all other oral or written Contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of Hong Kong SAR, China.

14.	HEADINGS

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Contract, consisting of seven (7) pages, on this 12th day of June, 2006.

Asia Payment Systems Inc.

By:

Name:	Name:
Witness	Its:	Director

Name:	Bernard K. Chan
Witness
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Appendix I
Cashless Exercise
If the market price of one share of common stock is greater than the exercise price of the Options granted, the Options may be exercised by means of a net issue exercise. Upon such exercise, the Holder shall be entitled to receive shares of the common stock equal in value to the value of the Options (or the portion thereof being cancelled) and the Company shall issue to Holder a number of shares of the common stock computed as of the date of surrender of the Options to the Company using the following formula:
X = Y*(A-B)/A
Where

X =	the number of shares of common stock to be issued to Holder;
Y =	the number of shares of common stock purchasable under the Options or, if only a portion of the Options is being exercised, the portion of the Option being cancelled (at the date of such calculation);
A =	the market price at the date of exercise of one share of the common stock (at the date of such calculation); and
B =	the exercise price of the Options granted (the closing price of the common stock on the date of signing this contract, as adjusted to the date of such calculation).
EMPLOYMENT Contract